Exhibit 10.5

                            AMENDMENT AGREEMENT

         AMENDMENT AGREEMENT (the "Amendment Agreement") dated as of July 8, 1998, by and between CarrAmerica Realty Corporation (the "Company") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"). Reference is made herein to the Purchase Price Adjustment Agreement dated as of April 2, 1998 by and between the Company and MLPF&S (the "Adjustment Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Adjustment Agreement.

         WHEREAS, Section 5 of the Adjustment Agreement provides, among other things, that the Company shall deliver the Interim Settlement Amount in Interim Settlement Shares; and

         WHEREAS, the Company and MLPF&S desire to amend the Adjustment Agreement so as to allow for the delivery by the Company of the Interim Settlement Amount in cash, subject to the terms and conditions hereof,

         NOW, THEREFORE, in consideration of the mutual undertakings herein set forth, the parties, intending to be legally bound, hereby agree as follows:

         1. Within 5 Business Days following each Reset Date, the Company may deliver the Interim Settlement Amount in cash to MLPF&S or its agent for deposit in a collateral account at MLPF&S or a custodian or depository designated by MLPF&S.

         2. MLPF&S or its agent may invest the cash so delivered in such of the following securities ("Permitted Investments"), and in such proportions, as the Company shall specify in its written instructions to MLPF&S:

             (i) direct obligations of the United States of America or any instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged; and/or

             (ii) certificates of deposit of banks, trust companies organized under the laws of the United States of America or any state thereof, and having combined capital and surplus of at least $50,000,000; and/or

             (iii) bank accounts, including savings accounts and bank money market accounts, the entire balance of which are insured by the Federal Deposit Insurance Corporation.

              Cash deposited in the collateral account, any unreinvested earnings on Permitted Investments and cash distributions on any Interim Settlement Shares held in the collateral account, that the Company does not direct MLPF&S to invest in Permitted Investments will not bear interest.
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         3.   On any Reset Date, if the sum of (i) the cash value of the
              Permitted Investments on such Reset Date, (ii) the amount, if any, in Interim Settlement Shares held by MLPF&S (valued at the Closing Price on such Reset Date) and (iii) any cash amounts held in the collateral account in which such Interim Settlement Shares are held exceeds the Interim Settlement Amount on such Reset Date (or 150% of the Interim Settlement Amount, in the event that MLPF&S holds restricted Interim Settlement Shares that are not the subject of an Effective Registration Statement), MLPF&S shall deliver to the Company within five (5) Business Days following such Reset Date the amount of such excess in cash from uninvested cash amounts in the collateral account and cash realized upon the liquidation of Permitted Investments ("Available Cash"); provided that if the amount of such excess exceeds Available Cash, MLPF&S shall deliver the balance of such excess to the Company in Interim Settlement Shares.

         4. This Amendment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         5. Except as hereby amended, the Adjustment Agreement shall remain in full force and effect.

         6. This Amendment Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, all rights and remedies being governed by such laws.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment Agreement as of the date first above written.



                                      CARRAMERICA REALTY CORPORATION



                                      By:_______________________________________
                                         Name: Brian K. Fields
                                         Title: Chief Financial Officer


                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                      INCORPORATED



                                      By:_______________________________________
                                         Name: Matthew Pomerantz
                                         Title: Vice President